Exhibit 21
List of Subsidiaries


1.       Tidelands Gas Corporation
2.       Tidelands Oil Corporation
3.       Sonora Pipeline, LLC
4.       Rio Bravo Energy, LLC
5.       Reef International, LLC
6.       Reef Marketing, LLC